EXHIBIT 3.16

LIMITED LIABILITY COMPANY AGREEMENT

OF

HILLMAN GROUP GP1, LLC

This Limited Liability Company Agreement (this “Agreement”) of Hillman Group GP1, LLC (the “Company”) is entered into this 1st day of February, 2013 by Hillman Luxembourg, société à responsabilité limitée, a Luxembourg private limited company organized under the laws of Luxembourg (the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”).

The Member, by execution of this Agreement and the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware, hereby forms a limited liability company pursuant to and in accordance with the Act, and hereby agrees as follows:

1. Name. The name of the limited liability company shall be Hillman Group GP1, LLC.

2. Member. The name and mailing address of the Member is as follows: Hillman Luxembourg, société à responsabilité limitée, a Luxembourg private limited liability company having its registered office at 13, 15 avenue de la liberté, L-1931 Luxembourg Grand Duchy of Luxembourg.

3. Registered Office/Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904, United States. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904, United States.

4. Certificate. Douglas D. Roberts was an authorized person within the meaning of the Act to execute, deliver and file the certificate of formation of the Company (the “Certificate”). Each Board Member (as defined below), when authorized by the Board of Managers (as defined below), is hereby designated as an authorized person with the meaning of the Act to execute, deliver and file any amendments or restatements of the Certificate or any certificate of cancellation of the Certificate.

5. Purpose/Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing. The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of said purposes, including all power and authority, statutory or otherwise, possessed by or which may be conferred upon, limited liability companies under the laws of the State of Delaware.

6. Management.

6.1 Management. The business of the Company shall be managed by a board of managers (the “Board of Managers”), and the persons constituting the Board of Managers shall be the “managers” of the Company for all purposes under the Act.

6.2 Board of Managers. The Board of Managers shall have the exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto. Except as otherwise expressly provided in this Agreement, the Board of Managers or persons designated by the Board of Managers, including officers and agents appointed by the Board of Managers, shall be the only persons authorized to execute documents which shall be binding on the Company. To the fullest extent permitted by the laws of the State of Delaware, the Board of Managers shall have the power to do any and all acts, statutory or otherwise, with respect to the Company, which would otherwise be possessed by the Member under the laws of the State of Delaware, and the Member shall have no power whatsoever with respect to the management of the business and affairs of the Company. The power and authority granted to the Board of Managers hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make all decisions with regard to the management, operations, assets, financing and capitalization of the Company.

6.2.1 Number; Appointment. The Board of Managers initially shall consist of four members, who shall be the persons set forth in Exhibit A attached hereto (each such member, individually, a “Board Member”, and collectively with any other member, as appointed from time to time, the “Board Members”). The Member or the Board of Managers may increase or decrease the number of Board Members. Any appointment of a Board Member shall be made and shall be carried out by a writing signed by the Member. Any removal of a Board Member shall be made and shall be carried out by a writing signed by the Member. Any such appointment or removal shall be effective upon execution of such writing or as otherwise stated therein.

6.2.2 Tenure. Each Board Member shall, unless otherwise provided by law, hold office until such individual is removed, or resigns or dies. Any Board Member may be removed as provided in Section 6.2.1 above, at any time without giving any reason for such removal. A Board Member may resign by written notice to the Company which resignation shall not require acceptance and, unless otherwise specified in the resignation notice, shall be effective upon receipt by the Company. Vacancies in the Board of Managers shall be filled by the Member as provided in Section 6.2.1 above.

6.2.3 Meetings. Meetings of the Board of Managers may be held at any time at such places within or without the State of Delaware designated in the notice of the meeting, when called by any Board Member or the President, if appointed, with reasonable notice thereof being given to each Board Member.

6.2.4 Notice. It shall be reasonable and sufficient notice to a Board Member to send notice by overnight delivery at least forty-eight hours or by facsimile at least twenty-four hours before the meeting addressed to such Board Member at such Board Member’s usual or last known business or residence address or to give notice to such Board

Member in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Board Member if a written waiver of notice, executed by such Board Member before or after the meeting, is filed with the records of the meeting, or to any Board Member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Board Member. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

6.2.5 Quorum. Except as may be otherwise provided by law, at any meeting of the Board of Managers a majority of the Board Members then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

6.2.6 Action by Vote. Except as may be otherwise provided by law, when a quorum is present at any meeting the vote of a majority of the Board Members present shall be the act of the Board of Managers.

6.2.7 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all the Board Members consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board of Managers. Such consent shall be treated for all purposes as the act of the Board of Managers.

6.2.8 Participation in Meetings by Conference Telephone. Board Members may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.

6.2.9 Interested Transactions. (a) No contract or transaction between the Company and one or more of the Board Members or officers, or between the Company and any other company, partnership, association, or other organization in which one or more of the Board Members or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Board Member or officer is present at or participates in the meeting of the Board of Managers which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to such Board Member’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Managers, and the Board of Managers in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Board Members, even though the disinterested Board Members be less than a quorum; or (ii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Managers.

(b) Common or interested Board Members may be counted in determining the presence of a quorum at a meeting of the Board of Managers which authorizes the contract or transaction.

6.3 Officers; Agents. The Board of Managers by vote or resolution shall have the power to appoint officers or agents to act for the Company with such titles, if any, as the Board of Managers deems appropriate and to delegate to such officers or agents such of the powers as are granted to the Board of Managers hereunder, including the power to execute documents on behalf of the Company, as the Board of Managers may in its sole discretion determine; provided, however, that no such delegation by the Board of Managers shall cause the persons constituting the Board of Managers to cease to be the “managers” of the Company within the meaning of the Act. An officer may be removed at any time with or without cause. The initial officers of the Company shall be those persons set forth on Exhibit B attached hereto. Unless the authority of the agent designated as the officer in question is limited in the document appointing such officer or is otherwise specified by the Board of Managers, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a corporation in the absence of a specific delegation of authority and all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the Company may be signed by any officer at the time in office appointed by the Board of Managers. The Board of Managers, in its sole discretion, may by vote or resolution of the Board of Managers ratify any act previously taken by an officer or agent acting on behalf of the Company.

6.4 Reliance by Third Parties. Any person or entity dealing with the Company or the Member may rely upon a certificate signed by the Member or a member of the Board of Managers as to: (a) the identity of the Member or the members of the Board of Managers, (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Member or the Board of Managers or are in any other manner germane to the affairs of the Company, (c) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company, (d) the authorization of any action taken by or on behalf of the Company by the Member, the Board of Managers or any officer or agent acting on behalf of the Company or (e) any act or failure to act by the Company, the Board of Managers or as to any other matter whatsoever involving the Company or the Member.

7. Capital Contributions. The Member shall have no obligation to make any capital contributions to the Company, but may make such capital contributions to the Company as it may deem necessary or advisable in connection with the business of the Company from time to time. The provisions of this Section 8 are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company other than the Member (and no such creditor of the Company shall be a third party beneficiary of this Agreement). The Member shall not have a duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Section 8.

8. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

10. Taxation. It is the intent of the Member that since the Company has a single owner, the Company shall be disregarded as an entity separate from the Member for federal tax purposes.

11. Assignments. The Member may assign its limited liability company interest to any person, which person shall become a Member upon the filing of the instrument of assignment with the records of the Company.

12. Amendments. This Agreement may be amended or restated from time to time by the Member.

13. Existence/Dissolution. The Company shall have perpetual existence unless it shall be dissolved and its affairs shall have been wound up upon (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Act. None of the events described in Section 18-304 of the Act shall cause the Member to cease to be a Member of the Company.

14. Liability of Member. The Member shall not have any liability for any obligations or liabilities of the Company except to the extent provided in the Act.

15. Liability of Board of Managers.

15.1 Liability of Board of Managers. A member of the Board of Managers of this Company shall not be liable to this Company or the Member for monetary damages for breach of fiduciary duty as a member of the Board of Managers, except to the extent that exculpation from liability is not permitted under the Act as in effect at the time such liability is determined. No amendment or repeal of this paragraph 15.1 shall apply to or have any effect on the liability or alleged liability of any member of the Board of Managers of this Company for or with respect to any acts or omissions of such member of the Board of Managers occurring prior to such amendment or repeal.

15.2 Corporate Opportunities. To the maximum extent permitted from time to time under the laws of the State of Delaware, this Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, members of the Board of Managers or the Member or the affiliates of the foregoing, other than those officers, members of the Board of Mangers or Member or affiliates who are employees of this Company. No amendment or repeal of this paragraph 15.2 shall apply to or have any effect on the liability or alleged liability of any such officer, member of the Board of Managers or Member or affiliate of the Company for or with respect to any opportunities of which such officer, member of the Board of Managers or Member or affiliate becomes aware prior to such amendment or repeal.

15.3 Indemnifications. This Company shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a member of the Board of Managers or officer of this Company or while a member of the Board of Managers or officer is or was serving at the request of this Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, against expenses (including, without limitation, attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification and advancement of expenses shall not be exclusive of other indemnification rights arising as a matter of law, under any by-law, agreement, vote of the Board of Managers or Member or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 15.3 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 15.3 shall not adversely affect any right or protection of a member of the Board of Managers or officer of this Company with respect to any acts or omissions of such member of the Board of Managers or officer occurring prior to such repeal or modification.

15.4 Insurance. The Company shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a member of the Board of Managers, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

16. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

17. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date and year first above written.

HILLMAN LUXEMBOURG

By	/s/ Douglas D. Roberts
	Name:	Douglas D. Roberts
	Title:	A Manager

By	/s/ Hille-Paul Schut
	Name:	Hille-Paul Schut
	Title:	B Manager

[Signature Page of GPI LLC Agreement]

Exhibit A

Board Members

Max W. Hillman, Jr.

James P. Waters

Douglas D. Roberts

Anthony A. Vasconcellos

Exhibit B

Officers

Name	Office
Max W. Hillman, Jr.	President/Chief Executive Officer
James P. Waters	Executive Vice President/Chief Operating Officer
Anthony A. Vasconcellos	Chief Financial Officer/Treasurer
Douglas D. Roberts	Secretary/General Counsel